THIRD AMENDED AND RESTATED BY-LAWS

OF

HYZON MOTORS INC.
ARTICLE I

Stockholders
Section 1.1    Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of any other proper business shall be held at such date, time and place (a) either within or without the State of Delaware, and/or (b) by means of remote communication, in each case, as may be determined by the board of directors (the “Board”) of Hyzon Motors Inc. (the “Corporation”) from time to time.
Section 1.2    Special Meetings.
(a)    A special meeting of stockholders (i) may be called at any time by the Board, the chairperson of the Board (the “Chairperson”), the chief executive officer of the Corporation (the “CEO”), to be held at such date, time and place (A) either within or without the State of Delaware, and/or (B) by means of remote communication, in each case, as may be determined by the Board and stated in the notice of the meeting.
Section 1.3    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting of stockholders, a notice of the meeting, which may be in writing, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such date is different from the record date for determining stockholders entitled to notice of the meeting of stockholders, and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting of stockholders is called. Unless otherwise provided by law, the notice of any meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting of stockholders to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting of stockholders.
Section 1.4    Adjournments and Postponements.
(a)    Any meeting of stockholders may be adjourned or recessed from time to time for any reason, whether or not a quorum is present, by the Board, the Chairperson, or the presiding person of a meeting of stockholders, to reconvene at the same or some other place, and notice need not be given of any such adjourned or recessed meeting of stockholders if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting of stockholders at which the adjournment or recess is taken. At the adjourned or recessed meeting of stockholders, the Corporation may transact any business which might have been transacted at the original meeting of stockholders. If the adjournment or recess is for more than 30 days, or if after the adjournment the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned or recessed meeting of stockholders, a notice of the adjourned or recessed meeting shall be given to each stockholder of record as of the new record date for determining the stockholders entitled to notice of the adjourned or recessed meeting of stockholders under Section 1.3.
(b)    In addition, subject to applicable law, any meeting of stockholders may be postponed by the Board at any time before such meeting has been convened. Notice of the postponed meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting.
Section 1.5    Quorum. At each meeting of stockholders, except where otherwise provided by law, the certificate of incorporation of the Corporation (as amended, restated, amended and restated, or otherwise modified, the “Certificate of Incorporation”) or these By-laws, the holders of one-third of the outstanding shares of capital
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stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of one-third of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of capital stock entitled to vote on a matter, the Board, the Chairperson, or the presiding person of the meeting may on his or her own motion adjourn, recess or postpone the meeting from time to time in the manner provided by Section 1.4 until a quorum of such class shall be so present and represented without the approval of the stockholders who are present in person or represented by proxy and entitled to vote.
Section 1.6    Organization.
(a)    Meetings of stockholders shall be presided over by the Chairperson, or in the absence of the Chairperson by the CEO, or in the absence of the CEO, by any officer or director designated by the Chairperson. The secretary of the Corporation (the “Secretary”), or in the absence of the Secretary an assistant secretary of the Corporation (an “Assistant Secretary”), shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, any officer or director designated by the Chairperson shall act as secretary of the meeting.
(b)    The order of business at each such meeting shall be as determined by the presiding person of the meeting. The presiding person of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) establishing procedures for the maintenance of order and safety, (ii) establishing limitations on the time allotted for questions or comments, (iii) establishing restrictions on entry to such meeting after the time prescribed for the commencement thereof, (iv) establishing limitations on attendance and participation at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the presiding person of the meeting may determine, (v) establishing the opening and closing of the voting polls, for each item on which a vote is to be taken, (vi) determining and declaring that a matter, business or nomination was not properly brought before the meeting, (vii) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the presiding person of the meeting, (viii) concluding the meeting or adjourning or recessing the meeting, whether or not a quorum is present, to a later date or time and at a place and (ix) restricting the use of audio/video recording devices and cell phones at the meeting.
Section 1.7    Inspectors. Prior to any meeting of stockholders, the Board, the Chairperson, the CEO or the Secretary shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the Board, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies
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and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.8    Voting; Proxies.
(a)    Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question.
(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
(c)    Directors shall be elected by a majority of the votes cast by holders of the shares present in person or represented by proxy at the meeting and, subject to the last sentence of this Section 1.8, entitled to vote on the election of directors; provided that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. In all other matters, unless a different or minimum vote is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its capital stock, in which case such different or minimum vote shall be the applicable vote on the matter, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares cast of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Certificate of Incorporation or these By-laws. For purposes of these By-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” (or other shares of capital stock of the Corporation similarly not entitled to vote) not counted as a vote cast either “for” or “against” that director’s election).
Section 1.9    Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is
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adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
Section 1.10    List of Stockholders Entitled to Vote. The Secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal executive offices of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 1.11    Consent of Stockholders in Lieu of Meeting.
(a)    Any action required or permitted to be taken by the stockholders must be effected at a duly called meeting of stockholders and may not be effected by any consent in writing by such stockholders.
Section 1.12    Notice of Stockholder Proposals and Nominations of Directors.
(a)    The matters to be considered and brought before any meeting of stockholders shall be limited to only such matters as shall be brought properly in a timely manner before such meeting in compliance with the procedures set forth in Section 1.2 and this Section 1.12, as applicable. This Section 1.12 sets forth the exclusive means for a stockholder to nominate persons for election to the Board at an annual or special meeting of stockholders other than nominations properly brought pursuant to Section 1.13 or to propose business to be considered at an meeting of stockholders (other than matters properly brought under Rule 14a-8).
(b)    For any business or nomination of persons for election to the Board to be properly brought before any meeting of stockholders, subject to the following sentence, the matter or nomination, as applicable, must be (A) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, or (B) otherwise properly brought before the meeting by or at the direction of the Board. For (1) any business to be properly brought before any meeting of stockholders or (2) any nomination of persons for election to the Board to be properly brought before any annual or special meeting of stockholders (other than pursuant to Section 1.13), in each case, by or at the direction of a Proposing Stockholder, (x) any such proposal and nomination, as applicable, must constitute a proper matter for stockholder action, (y) such Proposing Stockholder must deliver notice thereof in proper written form to the Secretary, and (z) such Proposing Stockholder must be (I) a stockholder of record on the date of the giving of the notice provided for in this Section 1.12, on the record date for the determination of the stockholders entitled to vote at such annual or special meeting of stockholders and at the time of such annual or special meeting of stockholders, and (II) entitled to vote at the annual or special meeting of stockholders. Notwithstanding anything to the contrary contained herein, nominations of persons for election to the Board may be made at a special meeting of stockholders by a stockholder only if the Board has determined that directors are to be elected at such special meeting. Notwithstanding anything to the contrary contained herein, stockholders may not nominate persons for election to the Board at any special meeting of stockholders.
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(c)    For business and nominations of persons for election to the Board to be brought before an annual meeting by a stockholder in a timely manner, a stockholder’s notice must be received in accordance with an Acceptable Delivery Method (A) in the case of the annual meeting, not earlier than the 120th day, and not later than the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, such stockholders’ notice must be received not earlier than the 120th day prior to such annual meeting and not later than the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (B) in the case of any special meeting, not earlier than the 120th day prior to such special meeting and not later than the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which such public disclosure is first made.
(d)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, all Stockholder Information, Proposal Information (in the event of a stockholder proposal proposed to be brought before a meeting of stockholders), Nominee Information (in the event of a nomination of a person for election to the Board at an annual meeting of stockholders), and such other information regarding each matter of business to be proposed, each proposed nominee, each Proposing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for such business or nomination, or is otherwise required pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; provided that such notice shall not be required to contain any information already provided by such stockholder to the Secretary pursuant to Section 1.2(b).
(e)    Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the Board, the Chairperson, or other person presiding at a stockholder meeting shall have the power and duty (A) to determine in good faith whether any business or nomination proposed to be brought before the meeting was properly brought before the meeting in a timely manner in accordance with the procedures set forth in this Section 1.12, and (B) if any proposed business or nomination was not brought in compliance with this Section 1.12, to declare that such proposal or nomination, as applicable, is defective and shall be disregarded. In no event shall any adjournment, recess or postponement of a stockholder meeting (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 1.12.
(f)    In the event that any information or communications provided by any Proposing Stockholder or any proposed nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, such Proposing Stockholder and such proposed nominee, as the case may be, shall promptly notify the Secretary (and in any event within 48 hours of discovering such misstatement, omission or failure) of any such failure or inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
(g)    Each Proposing Stockholder providing notice under this Section 1.12 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten business days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five business days prior to the date for such meeting (in the case of an update required to be made as of the date that is ten business days prior to such meeting or any adjournment, recess or postponement thereof).
(h)    The obligation of a Proposing Stockholder to provide notice pursuant to Section 1.12(f) or an update pursuant to Section 1.12(g) shall not limit the Corporation’s rights with respect to any deficiencies in
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any notice provided by such Proposing Stockholder, extend any applicable deadlines under Section 1.12 or enable or be deemed to permit such Proposing Stockholder who has previously submitted notice under Section 1.12 to amend or update any nomination or proposal (other than solely to cure such deficiency), as applicable, or to submit any new nomination or proposal, including by changing or adding nominees or proposals, as applicable.
(i)    Upon written request by the Secretary, the Board or any committee thereof, any Proposing Stockholder or proposed nominee shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Secretary, the Board or any committee thereof, to demonstrate the accuracy of any information submitted by the stockholder pursuant to Section 1.12, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such Proposing Stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by such Proposing Stockholder pursuant to this Section 1.12 as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.12.
(j)    In addition to the provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 1.12; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals or nominations to be considered pursuant to this Section 1.12.
(k)    Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; it being understood that a stockholder bringing a matter pursuant to Rule 14a-8 must comply with Rule 14a-8 and Section 1.12, and if applicable, Section 1.2, in each case to the extent consistent with Rule 14a-8. Section 1.12 shall not apply to the election of directors pursuant to the Certificate of Incorporation relating to the rights of the holders of any class or series of stock of the Corporation having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances.
(l)    Notwithstanding anything in these By-laws to the contrary, except as otherwise determined by the presiding person of the meeting, if the stockholder (or a qualified representative of the stockholder) giving notice as provided for in this Section 1.12 does not appear in person at such meeting to present the proposed business or the proposed nominee, such matter or proposed nominee, as applicable, shall not be considered at the meeting
Section 1.13    Stockholder Nominations Included in the Corporation’s Proxy Materials (Proxy Access).
(a)    Subject to the provisions of this Section 1.13, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board submitted pursuant to this Section 1.13 (each, a “Stockholder Nominee”) provided (i) a timely written notice of such Stockholder Nominee satisfying this Section 1.13 (the “Notice”) is received by the Corporation by or on behalf of a Proposing Stockholder that, at the time the Notice is delivered, satisfies the ownership and other requirements of this Section 1.13, (ii) the Proposing Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 1.13 and (iii) the Proposing Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 1.13 and the director qualifications requirements set forth in the Corporation’s corporate governance guidelines and any other documents setting forth qualifications for directors. This Section 1.13 provides the exclusive means for a stockholder’s nominee for election to the Board to be included in the Corporation’s proxy materials.
(b)    To be timely, a Proposing Stockholder’s Notice must be received by the Secretary in accordance with an Acceptable Delivery Method not earlier than the 150th day and not later than the 120th day prior
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to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the Notice must be so received not earlier than the 150th day prior to the date of such annual meeting and not later than the later of (i) the 120th day prior to the date of such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation.
(c)    In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Stockholder Nominee and the Proposing Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Proposing Stockholder so elects, a Statement (defined below) . Nothing in this Section 1.13 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee.
(d)    The number of Stockholder Nominees shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 1.13 (the “Final Proxy Access Nomination Date”) or, if such number is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by (A) the number of director candidates who will be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation), (B) the number of directors in office as of the nomination deadline who were included in the Corporation’s proxy statement as a Stockholder Nominee for any of the two preceding annual meetings and whose re-election at the upcoming annual meeting is being recommended by the Board, (C) the number of Stockholder Nominees whom the Board itself decides to nominate for election at such annual meeting (each, a “Board Nominee”), (D) the number of Stockholder Nominees who cease to satisfy the eligibility requirements of this Section 1.13, (E) the number of Stockholder Nominees whose nomination is withdrawn by the Proposing Stockholder or who become unwilling to serve on the Board and (F) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at the annual meeting of stockholders pursuant to Section 1.12. In the event that one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.
(e)    If any Proposing Stockholder intends to nominate more than one Stockholder Nominee pursuant to this Section 1.13, such Proposing Stockholder shall rank such Stockholder Nominees based on the order in which such Proposing Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by the Proposing Stockholders pursuant to this Section 1.13 exceeds the Permitted Number. If the number of Stockholder Nominees pursuant to this Section 1.13 for any annual meeting of stockholders exceeds the Permitted Number, then the highest ranking Stockholder Nominee for each Proposing Stockholder that satisfies the requirements of this Section 1.13 will be selected for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each such Proposing Stockholder’s Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Proposing Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Proposing Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
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(f)    A Proposing Stockholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of (i) the date the Notice is received by the Corporation in accordance with this Section 1.13, (ii) the record date for determining stockholders entitled to vote at the annual meeting and (iii) the date of the annual meeting (each such three year period, a “Holding Period”). For purposes of satisfying the ownership requirement under this Section 1.13, the shares of capital stock of the Corporation owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for the Holding Periods and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose; provided, further, that if a Proposing Stockholder consists of or is proposed to consist of a permitted group of stockholders, then (1) only the least number of shares owned by a given stockholder at any time during the Holding Periods may be counted toward the Required Shares, and (2) the condition in this Section 1.13(f) regarding continued ownership shall be considered satisfied only if each stockholder that is a member of such group of stockholders continues to own through the date of the annual meeting no less than the least number of shares owned by such stockholder at any time during the Holding Periods. Whenever a Proposing Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for a Proposing Stockholder set forth in this Section 1.13 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 1.13.
With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting a Proposing Stockholder under this Section 1.13, and if any Proposing Stockholder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Notice. Should any stockholder cease to satisfy the eligibility requirements in this Section 1.13, as determined by the Board in good faith, or withdraw from a group of Proposing Stockholders at any time prior to the annual meeting of stockholders, the group of Proposing Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(g)    For purposes of these By-laws, a stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased or sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, (C) sold short by such stockholder or any of its affiliates or (D) subject to any Derivative Instrument entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “owned” for these purposes shall be determined by the Board in good faith
(h)    A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall, and promptly recalls, such loaned
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shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.
(i)    A Proposing Stockholder must provide with its Notice the following in writing to the Secretary:
(i)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite Holding Period) verifying that, as of the date the Notice is received by the Corporation, the Proposing Stockholder owns, and has owned continuously for the three-year period prior to the date of such Notice, the Required Shares, and the Proposing Stockholder’s agreement to provide within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Proposing Stockholder’s continuous ownership of the Required Shares during the Holding Periods;
(ii)    documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 1.13, if applicable;
(iii)    a representation and/or undertaking, as applicable, that the Proposing Stockholder (including each member of any group of stockholders and/or persons that together is a Proposing Stockholder hereunder):
(A)    shall continue to satisfy the eligibility requirements described in this Section 1.13 through the date of the annual meeting and own the Required Shares for at least one year following the annual meeting;
(B)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;
(C)    has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominees being nominated pursuant to this Section 1.13;
(D)    has not and will not engage in a “solicitation” and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) with respect to the annual meeting, other than with respect to a Stockholder Nominee or any Board Nominee;
(E)    has not and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;
(F)    has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, as applicable and do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(G)    has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;
(iv)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(v)    in the case of a nomination by a group of stockholders that together is a Proposing Stockholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the Proposing
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Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(vi)    all Stockholder Information and Nominee Information, as applicable;
(vii)    an undertaking that the Proposing Stockholder agrees to:
(A)    assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Proposing Stockholder or any of her, his or its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the notice given pursuant to this Section 1.13;
(B)    indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or in connection with (1) the Proposing Stockholder’s nomination and/or efforts to elect its Stockholder Nominees pursuant to this Section 1.13 or (2) a failure or alleged failure of the Proposing Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 1.13; and
(C)    file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(j)    The Proposing Stockholder may include with its Notice a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (the “Statement”).
(k)    At the reasonable request of the Nominating and Corporate Governance Committee, such Stockholder Nominee shall meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board.
(l)    Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Proposing Stockholder’s Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Proposing Stockholder may not, after the last day on which a Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if:
(i)    the Corporation receives a notice pursuant to Section 1.12 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;
(ii)    the Proposing Stockholder or such Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 1.13, the Proposing Stockholder withdraws its nomination, such Stockholder Nominee becomes unwilling or unavailable to serve on the Board;
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(iii)    the Board determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or applicable state or federal law or the rules of any stock exchange on which any Corporation Securities are traded;
(iv)    Such Stockholder Nominee would not be independent under the Independence Standards;
(v)    such Stockholder Nominee was nominated for election to the Board pursuant to Section 1.12 or this Section 1.13 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of capital stock of the Corporation entitled to vote for such Stockholder Nominee;
(vi)    such Stockholder Nominee has been, within the past three years, an officer or director of a Competitor;
(vii)    such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act;
(viii)    such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or
(ix)    the Board determines that any of the information provided by the Proposing Stockholder or Stockholder Nominee in the Notice or otherwise ceases to be true and accurate in all respects (or omits a fact necessary to make the statements made therein not misleading) or any violation or breach occurs of the obligations, agreements, representations or warranties of the Proposing Stockholder or such Stockholder Nominee under this Section 1.13.
(m)    If any nomination is disregarded pursuant to this Section 1.13, the Corporation may communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Stockholder Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the meeting.
(n)    Notwithstanding anything to the contrary contained in this Section 1.13, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Statement or any other statement in support of a Stockholder Nominee included in the Notice, if the Board determines that:
(i)    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(ii)    the inclusion of such information in the proxy statement would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.
(o)    For the avoidance of doubt, the information and documents required by this Section 1.13 to be provided by the Proposing Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Proposing Stockholder or group member that is an entity. The Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 1.13 (other than such information and documents contemplated to be provided after the date the Notice is provided) have been received by the Secretary.
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(p)    Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the Board, the Chairperson, or other person presiding at a stockholder meeting shall have the power and duty (A) to determine in good faith whether any nomination proposed to be included in the Corporation’s proxy materials was properly brought before the meeting in a timely manner in accordance with the procedures set forth in this Section 1.13, and (B) if any proposed nomination was not brought in compliance with this Section 1.13, to declare that such nomination is defective and shall be disregarded. In no event shall any adjournment, recess or postponement of a stockholder meeting (whether or not already publicly noticed) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 1.13.
(q)    In the event that any information or communications provided by the Proposing Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, such Proposing Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary (and in any event within 48 hours of discovering such misstatement, omission or failure) of any such failure or inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
(r)    A Proposing Stockholder providing notice under this Section 1.13 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten business days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Secretary in accordance with an Acceptable Delivery Method not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than five business days prior to the date for such meeting (in the case of an update required to be made as of the date that is ten business days prior to such meeting or any adjournment, recess or postponement thereof).
(s)    The obligation of a Proposing Stockholder to provide notice pursuant to Section 1.13(q) or an update pursuant to Section 1.13(r) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Proposing Stockholder, extend any applicable deadlines under this Section 1.13 or enable or be deemed to permit a Proposing Stockholder who has previously submitted notice under this Section 1.13 to amend or update any nomination (other than solely to cure such deficiency) or to submit any new nomination, including by changing or adding nominees.
(t)    Upon written request by the Secretary, the Board or any committee thereof, any Proposing Stockholder or Stockholder Nominee shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Secretary, the Board, or any committee thereof, to demonstrate the accuracy of any information submitted by the Proposing Stockholder pursuant to this Section 1.13, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Proposing Stockholder pursuant to this Section 1.13 as of an earlier date. If a Proposing Stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.13.
(u)    In addition to the provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 1.13; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals or nominations to be considered pursuant to this Section 1.13.
(v)    Notwithstanding anything in these By-laws to the contrary, except as otherwise determined by the presiding person of the meeting, if the stockholder (or a qualified representative of the
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stockholder) giving notice as provided for in this Section 1.13 does not appear in person at such meeting to present the Stockholder Nominee, such Stockholder Nominee shall not be considered at the meeting.
ARTICLE II

Board of Directors
Section 2.1    Powers; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided by law or in the Certificate of Incorporation.
Section 2.2    Number of Directors. The Board shall consist of one or more members, each of whom shall be a natural person, the number thereof to be determined from time to time by the Board.
Section 2.3    Resignation. Any director may resign at any time by giving notice in writing to the Board, the Chairperson, the CEO or the Secretary. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, in which case the resignation shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.
Section 2.4    Removal. Any director or the entire Board may be removed, with cause, by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Certificate of Incorporation, the provisions of the preceding sentence shall apply, with to respect to removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.
Section 2.5    Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, whether because of death, resignation, disqualification or any other reason, may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected to fill a newly created directorship or a vacancy shall hold office until the next annual meeting of stockholders, and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.
Section 2.6    Regular Meetings. Regular meetings of the Board may be held at such date, time and place (a) either within or without the State of Delaware, and/or (b) by means of remote communication, as may be determined from time to time by the Board or the Chairperson.
Section 2.7    Special Meetings. Special meetings of the Board may be called by the Chairperson, the CEO, or by any two directors and shall be held at such place (a) either within or without the State of Delaware, and/or (b) by means of remote communication, on such date, and at such time as the Chairperson, the CEO or the directors calling the meeting shall fix.
Section 2.8    Notice and Place of Meetings. Meetings of the Board may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board may otherwise determine by resolution, notice of any regular meeting, will be (a) delivered personally by hand, by courier or by telephone, (b) sent by United States first-class mail, postage prepaid, or (c) sent by electronic mail directed to each director at that director’s address, telephone number or electronic mail address, as the case may be, as shown on the Corporation’s records at least 24 hours before the time at which the meeting is to
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commence; provided, however, that if the Chairperson or the CEO determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairperson or the CEO may prescribe a shorter notice to be given. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board at which a quorum is present, whether or not the business or proposed action is stated in the notice of that meeting, unless special notice of such business or proposed action is required by statute.
Section 2.9    Participation in Meetings by Electronic Means Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone, electronic or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.10 shall constitute presence in person at such meeting.
Section 2.10    Quorum; Vote Required for Action. At all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.
Section 2.11    Organization. Meetings of the Board shall be presided over by the Chairperson, or in the absence of the Chairperson, the CEO, or in the absence of the CEO, the lead independent director of the Board (the “Lead Independent Director”), or in the absence of the Lead Independent Director, by a presiding person chosen at the meeting. The Secretary, or in the absence of the Secretary, the presiding person of the meeting may appoint any person to act as secretary of the meeting.
Section 2.12    Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.13    Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of directors.
ARTICLE III

Committees
Section 3.1    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, (b) adopting, amending or repealing these By-laws or (c) removing or indemnifying directors.
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Section 3.2    Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present or the unanimous written consent of all members thereof shall be the act of such committee, any one or more members of such committee may participate in a meeting of such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II.
ARTICLE IV

Officers
Section 4.1    Officers; Election. From time to time, the Board shall elect the CEO and a Secretary, and it may, if it so determines, elect from among its members a Chairperson and a Lead Independent Director. The Board may also elect one or more vice presidents (“Vice Presidents”), one or more assistant secretaries (“Assistant Secretaries”), a treasurer (“Treasurer”) or one or more assistant treasurers (“Assistant Treasurers”) or such other officers of the Corporation as the Board may deem desirable and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices of the Corporation may be held by the same person unless the Certificate of Incorporation or these By-laws provide otherwise.
Section 4.2    Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing any officer, each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, the CEO, the Chairperson, or the Secretary. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, and the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.
Section 4.3    Chairperson. The Chairperson shall preside at all meetings of the Board and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or as may be provided by law.
Section 4.4    CEO. In the absence of the Chairperson, the CEO shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. The CEO shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of CEO of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.
Section 4.5    Lead Independent Director. A majority of the independent directors of the Board may elect from among the independent directors of the Board a Lead Independent Director. The Lead Independent Director may be removed as a Lead Independent Director by vote of a majority of the independent directors of the Board. The Lead Independent Director shall have such duties and authority as may be prescribed by the Board from time to time. For purposes of this by-law, an “independent director” is a director that is independent under the Independence Standards.
Section 4.6    Vice Presidents. The Vice President or Vice Presidents, at the request or in the absence of the President or during the President’s inability to act, shall perform the duties of the CEO, and when so acting
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shall have the powers of the CEO. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law.
Section 4.7    Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.
Section 4.8    Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.
Section 4.9    Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.
ARTICLE V

Stock
Section 5.1    Stock Certificates and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson, the CEO, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer shall be an authorized officer for such purpose), representing the number of shares of capital stock of the Corporation registered in certificate form owned by such holder. The signatures of the officers upon a certificate may be by electronic signature as permitted under the Delaware General Corporation Law. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
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If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 5.2    Transfers of Shares. Shares represented by certificates of the Corporation shall be transferable on the record of stockholders upon presentation to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.
Section 5.3    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
ARTICLE VI

Miscellaneous
Section 6.1    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
Section 6.2    Seal. The Board may adopt a corporate seal; alter such seal at pleasure, and authorize it to be used by causing it or a reproduction of such seal to be affixed or impressed or reproduced in any other manner.
Section 6.3    Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.
Section 6.4    Indemnification of Directors and Officers.
(a)    Except as provided in this Section 6.4, the Corporation shall indemnify to the full extent permitted by Delaware law any person made or threatened to be made a party or otherwise involved in any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (a “Proceeding”) by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or, while a director or officer of the Corporation, serves or served at the request of the
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Corporation at any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as a director, officer, employee or agent (each, an “Indemnitee”) against all Expenses, judgments, fines, penalties, amounts paid in settlement, liabilities and other losses, in each case, reasonably incurred or suffered by such Indemnitee in connection therewith; provided that the Corporation shall not be obligated to indemnify any such Indemnitee in connection with a Proceeding initiated by such Indemnitee, other than any Permitted Counterclaims, unless such Proceeding was authorized in a resolution adopted by the Board.
(b)    Expenses reasonably incurred by an Indemnitee in defending any Proceeding shall be promptly paid or reimbursed by the Corporation, upon receipt of a written request therefor and receipt by the Corporation of an undertaking of such Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation or, where indemnification is granted, to the extent the Expenses so advanced or reimbursed exceed the amount to which such Indemnitee is entitled; provided that such Indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. An Indemnitee’s obligation to reimburse the Corporation shall be unsecured and no interest shall be charged thereon.
(c)    The Corporation shall not indemnify an Indemnitee or advance or reimburse an Indemnitee’s Expenses in connection with any Proceeding (or any part of any Proceeding):
(i)    for which payment has actually been made to or on behalf of such Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(ii)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or
(iii)    relating to violations of Federal or state insider trading laws, unless, in each case, such Indemnitee has been successful on the merits, received the written consent to incur the Expense or settled the case with the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse the Expenses of such Indemnitee.
(d)    No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court of competent jurisdiction, such determinations shall be made by (i) a majority vote of the directors who are not parties to the Proceeding for which indemnification is sought, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by a majority vote of the stockholders. If such determination is not made by the Corporation within 60 days of a demand by such Indemnitee for indemnification, such Indemnitee shall be deemed to have met such standard. If it is so determined that an Indemnitee is entitled to indemnification, payment to such Indemnitee shall be made within ten days after such determination. An Indemnitee shall submit to the Corporation such documentation and information as is reasonably available to such Indemnitee and is reasonably necessary to determine whether and to what extent such Indemnitee is entitled to indemnification pursuant to this Section 6.4. Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or any claim, issue or matter therein, such Indemnitee shall be indemnified against Expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith, without the necessity of authorization in the specific case.
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(e)    If a claim for indemnification or advancement of Expenses under this Section 6.4 is not paid in full within 90 days after receipt by the Corporation of the written request therefor, an Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. The Corporation shall indemnify such Indemnitee against any and all Expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of Expenses from the Corporation under this Section 6.4(e), to the extent such Indemnitee is successful in such action, and to the extent not prohibited by applicable law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of Expenses.
(f)    An Indemnitee shall promptly notify the Corporation in writing upon the sooner of (i) becoming aware of a Proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (ii) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee pursuant to this Section 6.4, except to the extent the Corporation is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure.
(g)    As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by an Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Corporation.
(h)    All rights conferred to an Indemnitee in this Section 6.4, as to indemnification, advancement of Expenses and otherwise, shall not be exclusive of any other rights to which such Indemnitee seeking indemnification or advancement of Expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or the Board or otherwise. No amendment of the Certificate of Incorporation or these By-laws shall impair or otherwise adversely affect any rights of indemnification, advancement of Expenses or other rights of any Indemnitee conferred to such Indemnitee in the Certificate of Incorporation or these By-laws arising at any time with respect to events or omissions occurring prior to such amendment.
(i)    The Corporation may maintain insurance to protect itself and any Indemnitee against any Expenses, judgments, fines, amounts paid in settlement, liabilities and other losses, whether or not the Corporation would have the power to indemnify such Indemnitee against such Expenses, judgments, fines, amounts paid in settlement, liabilities and other losses under applicable law.
(j)    For the purposes of this Section 6.4, (i) the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (ii) “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation; and (iii) the term “Expenses” shall include all out-of-pocket fees, costs and expenses, including without limitation, reasonable attorney’s fees, retainers, court costs, transcript costs, fees of experts, including accountants and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily or actually incurred in prosecuting, defending, preparing to prosecute or defend, or investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in a Proceeding (including an Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such Proceeding, but excluding the costs of any of Indemnitee’s counterclaims other than Permitted Counterclaims).
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(k)    Any Proceeding regarding indemnification or advance payment or reimbursement of Expenses arising out of these By-laws or otherwise shall only be brought and heard in the Court of Chancery of the State of Delaware. In the event of any payment under this Section 6.4, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights. Except as required by law or as otherwise becomes public, an Indemnitee will keep confidential any information that arises in connection with this Section 6.4, including but not limited to, claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this Section 6.4 and any communications between the parties.
(l)    In case any provision in this Section 6.4 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of Expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.
Section 6.5    Amendment of By-laws.
(a)    By the Stockholders. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, (i) at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or (ii) at any annual meeting, in each case, by the affirmative vote of a majority of the voting power of all the then outstanding capital stock of the Corporation, voting together as a single class.
(b)    By the Board. Subject to applicable law and the Certificate of Incorporation, these By-laws may be altered, amended or repealed, or new By-laws enacted, by the Board at any meeting or by written consent of the Board.
ARTICLE VII
Section 7.1    Exclusive Forum.
(a)    Subject to Section 7.1(b), unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time), or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, shall be a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
(b)    Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions of this Section 7.1(b) are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.
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(c)    Notwithstanding anything to the contrary in these By-laws, the foregoing provisions of this Section 7.1 shall not apply to any action seeking to enforce any liability, obligation or duty created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended).
(d)    To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.1.
ARTICLE VIII

Definitions.
As used in this By-laws, the following terms have the meanings specified in this Article VIII.
“Acceptable Delivery Method” shall mean delivery in writing to the Secretary (i) by electronic mail (but only if confirmation of receipt of such e-mail is received; provided that any communication or confirmation automatically generated by electronic means (such as out-of-office replies) shall not constitute such confirmation of receipt) or (ii) by registered mail addressed to the Secretary at the principal executive offices of the Corporation, return receipt requested.
“affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.
“associate” has the meaning set forth Rule 12b-2 under the Exchange Act.
“beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.
“Competitor” means any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or any affiliate thereof.
“Corporation Securities” means any capital stock or other securities of the Corporation or any affiliate thereof.
“Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Corporation Securities or the voting rights thereof or with a value derived in whole or in part from the value of any Corporation Securities or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Corporation Securities, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying Corporation Security.
“Nominee Information” means as to each person whom the Proposing Stockholder proposes to nominate for election or reelection as director pursuant to Section 1.12 or Section 1.13 at the annual or special meeting, as applicable:
(a) the name, age, business address and residence address of such proposed nominee;
(b) the principal occupation or employment of such proposed nominee;
(c) the class and series and number of Corporation Securities which are, directly or indirectly, beneficially owned or of record by such proposed nominee, and the dates such Corporation Securities were acquired and the investment intent of such acquisition and evidence of such beneficial or record ownership, and any Derivative Instruments or Short Interests owned, held or entered into by such proposed nominee;
(d) a written questionnaire with respect to the background and qualification of such proposed nominee, and such other matters as reasonably determined by the Board or any committee thereof, completed by the proposed nominee in the form required by the Corporation (which form the Proposing Stockholder shall request in writing from the
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Secretary and which the Secretary shall provide to the Proposing Stockholder within ten days of receiving such request);
(e) such proposed nominee’s executed written consent to being named in the proxy statement as a nominee;
(f) such proposed nominee’s written representation and agreement in the form required by the Corporation (which form the Proposing Stockholder shall request in writing from the Secretary and which the Secretary shall provide to such Proposing Stockholder within ten days of receiving such request) that:
(i) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Board or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law;
(ii) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Board;
(iii) such proposed nominee would, if elected as a director, comply with applicable state or federal law or the rules of any stock exchange on which any Corporation Securities are traded, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and applicable fiduciary duties under state law and, if elected as a director, such person would be in compliance with any such policies and guidelines that have been publicly disclosed;
(iv) such proposed nominee intends to serve a full term if elected as a director of the Corporation;
(v) such proposed nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state a fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;
(vi) such proposed nominee does not have any direct or indirect relationship with the Corporation that would cause such person to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules and listing standards of the primary stock exchange upon which the shares of common stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on the audit committee, compensation committee and any other committees of the Board (the “Independence Standards”);
(vii) such proposed nominee is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(viii) such proposed nominee is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and
(ix) such proposed nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such person;
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(g) any information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under the Independence Standards or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;
(h) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such proposed nominee, on the one hand, and the Proposing Stockholder and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and
(i) details of any position where such proposed nominee has served as an officer or director of any Competitor within the three years preceding the submission of the stockholder notice.
“Proposing Stockholder” means any stockholder proposing matters to be brought before a meeting of stockholders or to nominate a person to the Board pursuant to Section 1.12 and Section 1.13.
“Proposal Information” means as to any business (other than nomination of persons for election to the Board) the Proposing Stockholder proposes to bring before a meeting of stockholders pursuant to Section 1.12:
(a) a brief description of the business desired to be brought before the meeting of stockholders;
(b) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any incorporation document, including, but not limited to, the Certificate of Incorporation or these By-laws, the language of the proposed amendment);
(c) the reasons for conducting such business at the meeting of stockholders (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission); and
(d) a complete and accurate description of any material interest in such business of the Proposing Stockholder and any Stockholder Associated Persons, individually or in the aggregate, including any anticipated benefit to the Proposing Stockholder and any Stockholder Associated Persons therefrom.
“Requesting Stockholder” means any stockholder of record and/or any beneficial owner that makes a Special Meeting Request or Written Consent Request, as the case may be.
“Stockholder Associated Person” shall mean (a) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with the Proposing Stockholder, (b) any beneficial owner of shares of capital stock of the Corporation beneficially owned or of record by the Proposing Stockholder (other than a stockholder that is a depositary), (c) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Proposing Stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of capital stock of the Corporation and (d) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with the Proposing Stockholder or such Stockholder Associated Person in respect of any proposals or nominations, as applicable.
“Stockholder Information” means as to any Proposing Stockholder and any Stockholder Associated Person:
(a) whether such Proposing Stockholder is providing the notice at the request of a beneficial holder of any Corporation Securities;
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(b) the name and record address of such Proposing Stockholder and Stockholder Associated Person (including, if applicable, as they appear on the Corporation’s books and records);
(c) the class and series and number of shares of each class and series of Corporation Securities which are, directly or indirectly, beneficially owned or of record by such Proposing Stockholder or any Stockholder Associated Person, and the dates such shares were acquired and the investment intent of such acquisition and evidence of such beneficial or record ownership;
(d) the nominee holder for, and number of, any Corporation Securities beneficially owned but not of record by such Proposing Stockholder or Stockholder Associated Person;
(e) a complete and accurate description of any agreement, arrangement or understanding pursuant to which such Proposing Stockholder or Stockholder Associated Person has received any financial assistance, funding or other consideration from any other person with respect to the investment by such Proposing Stockholder or Stockholder Associated Person;
(f) a complete and accurate description of all Derivative Instruments or Short Interests owned, held or entered into by such Proposing Stockholder or Stockholder Associated Person;
(g) any rights to dividends on any Corporation Securities beneficially owned or of record by such Proposing Stockholder or Stockholder Associated Person, if any;
(h) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held or entered into by such Proposing Stockholder or Stockholder Associated Person;
(i) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proposing Stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such Proposing Stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(j) any proportionate interest in any Corporation Securities, Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership or similar entity in which such Proposing Stockholder or Stockholder Associated Person (i) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (ii) is the manager, managing member or, directly or indirectly beneficially, owns an interest in the manager or managing member of a limited liability company or similar entity;
(k) a complete and accurate description of all agreements, arrangements and understandings between or among (i) the Proposing Stockholder and any of the Stockholder Associated Persons or (ii) the Proposing Stockholder or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business or nomination of a director for election, including without limitation (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Stockholder or Stockholder Associated Persons has the right to vote any Corporation Securities; (B) any understanding that the Proposing Stockholder or any of the Stockholder Associated Persons may have reached with any other stockholder (including their names) with respect to how each such stockholder will vote any Corporation Securities at any stockholder meeting or by written consent or take other action in support of or related to any business proposed or nomination or election of directors, or other action to be taken, by the Proposing Stockholder or any of the Stockholder Associated Persons; and (C) any other agreements that would be required to be disclosed by the Proposing Stockholder or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity);
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(l) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such Proposing Stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of any Corporation Securities, Derivative Instruments or Short Interest;
(m) the investment strategy or objective, if any, of such Proposing Stockholder and each Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Proposing Stockholder and each such Stockholder Associated Person;
(n) a summary of any material discussion regarding the business or director nomination to be brought before the meeting between such Proposing Stockholder and any Stockholder Associated Persons, on the one hand, and any other beneficial or record owners of Corporation Securities (including their names), on the other hand, and to the extent known by the Proposing Stockholder, the name and address of any other stockholder supporting the proposal of other business;
(o) a complete and accurate description of any pending or to such Proposing Stockholder’s knowledge, threatened legal proceeding in which such Proposing Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;
(p) a representation from the Proposing Stockholder as to whether the Proposing Stockholder or any Stockholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement to and/or form of proxy with holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or nominate or elect a director and/or (i) otherwise to solicit proxies in support of such proposal or nomination or election of a director;
(q) a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any Corporation Securities, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; and
(r) a representation that such Proposing Stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting, that such Proposing Stockholder intends to vote such capital stock at such meeting, and that such Proposing Stockholder intends to appear in person or by proxy at such meeting to bring such business or nominate a person for election as a director, as applicable, before such meeting, and an acknowledgment that if such Proposing Stockholder does not appear to present such proposal or nominate such person at such meeting, the Corporation need not present such proposal or such person for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
“public disclosure” shall be deemed to include a disclosure made in a press release reported by a national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.
“qualified representative” shall mean a person authorized by a writing executed by a stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at a meeting of stockholders.
“Short Interest” shall mean any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any Corporation Securities or manage risk with respect to any Corporation Securities, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Corporation Securities.
4880-1056-0999.1